EXHIBIT 8(f)(3)

Appendix A

Fees

Funds of the Trust with Class, if applicable		Administration Fee (as % of net assets)[1]
Fund	Class	Total
BlackRock Cash Funds: Institutional	Institutional	0.05
	Capital	0.07
	Premium	0.10
	Select	0.15
	Aon Captives	0.05
	Trust	0.38
	SL Agency	0.02

BlackRock Cash Funds: Prime	Institutional	0.05
	Capital	0.07
	Premium	0.10
	Select	0.15
	Trust	0.38
	SL Agency	0.02

BlackRock Cash Funds: Government	Institutional	0.05
	Capital	0.07
	Premium	0.10
	Select	0.15
	Trust	0.38
	SL Agency	0.02

BlackRock Cash Funds: Treasury	Institutional	0.05
	Capital	0.07
	Premium	0.10
	Select	0.15
	Trust	0.38
	SL Agency	0.02

BlackRock S&P 500 Stock Fund	Institutional Shares	0.07
	Investor A Shares	0.07
	Investor A1 Shares	0.25
	Investor B Shares	0.29
	Investor C1 Shares	0.14
	Class K Shares	—
	Service Shares	0.04

[1]

Expenses attributable to one or more, but not all, of the Funds or share classes (such as shareholder servicing expenses) shall be charged against the assets of the relevant Funds or share classes. Because of the differences in the expenses attributable to one or more, but not all, of the share classes of a particular Fund, a Fund may have different administration fees for different share classes.

Appendix A to BlackRock Funds III Administration Agreement (Unitary Fee)

A-1

Funds of the Trust with Class, if applicable		Administration Fee (as % of net assets)[1]
Fund	Class	Total
LifePath Retirement Portfolio	Institutional Shares	0.50
	Investor A Shares	0.50
	Investor C Shares	0.50
	Class R Shares	0.50
	Class K Shares	0.15

LifePath 2020 Portfolio	Institutional Shares	0.50
	Investor A Shares	0.50
	Investor C Shares	0.50
	Class R Shares	0.50
	Class K Shares	0.15

LifePath 2025 Portfolio	Institutional Shares	0.50
	Investor A Shares	0.50
	Investor C Shares	0.50
	Class R Shares	0.50
	Class K Shares	0.15

LifePath 2030 Portfolio	Institutional Shares	0.50
	Investor A Shares	0.50
	Investor C Shares	0.50
	Class R Shares	0.50
	Class K Shares	0.15

LifePath 2035 Portfolio	Institutional Shares	0.50
	Investor A Shares	0.50
	Investor C Shares	0.50
	Class R Shares	0.50
	Class K Shares	0.15

LifePath 2040 Portfolio	Institutional Shares	0.50
	Investor A Shares	0.50
	Investor C Shares	0.50
	Class R Shares	0.50
	Class K Shares	0.15

Appendix A to BlackRock Funds III Administration Agreement

A-2

Funds of the Trust with Class, if applicable		Administration Fee (as % of net assets)[1]
Fund	Class	Total
LifePath 2045 Portfolio	Institutional Shares	0.50
	Investor A Shares	0.50
	Investor C Shares	0.50
	Class R Shares	0.50
	Class K Shares	0.15

LifePath 2050 Portfolio	Institutional Shares	0.50
	Investor A Shares	0.50
	Investor C Shares	0.50
	Class R Shares	0.50
	Class K Shares	0.15

LifePath 2055 Portfolio	Institutional Shares	0.50
	Investor A Shares	0.50
	Investor C Shares	0.50
	Class R Shares	0.50
	Class K Shares	0.15

BlackRock Bond Index Fund	Institutional Shares	0.07
	Investor A Shares	0.07
	Class K Shares	0.02

BlackRock CoreAlpha Bond Fund	Institutional Shares	0.10
	Investor A Shares	0.20
	Investor C Shares	0.20

Approved by the Board of Trustees of BlackRock Funds III on April 17, 2012, as amended May 16, 2012, and effective July 1, 2012

Amended: March 21, 2014

Appendix A to BlackRock Funds III Administration Agreement

A-3